Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE REPORTS SECOND QUARTER 2015 RESULTS

New York, NY, February 17, 2016 -- Hampshire Group, Limited (OTC Markets: HAMP) (“Hampshire” or the “Company”) today announced its results for the quarter and six months ended June 27, 2015. The Company intends to report Hampshire’s results for the third quarter of 2015 as soon as possible. Management expects to resume a normal schedule of quarterly SEC filings and earnings announcements after the remaining 2015 results are reported in the coming months.

As previously reported, the Company sold all the stock of its wholly-owned subsidiary, Rio Garment S.A., on September 15, 2015. In accordance with GAAP, the results of operations of Rio Garment have been presented as discontinued operations for the periods presented.

Second Quarter 2015 Compared to Second Quarter 2014:

●	Sales were $12.2 million compared to $3.7 million.
●	Gross profit margin was 24.2% compared to 20.1%.
●	SG&A expenses were $4.3 million compared to $4.6 million.
●

Adjusted EBITDA was a loss of $0.7 million compared to an Adjusted EBITDA loss of $3.2 million (see the Non-GAAP Reconciliation table in the Selected Unaudited Financial Data section of this news release).

●	Income from continuing operations was $3.9 million, or $0.46 per diluted share, compared to a loss from continuing operations of $4.3 million, or a loss of $0.50 per diluted share.
●

Included in second quarter 2015 results was a pre-tax charge of $5.3 million, and a pre-tax gain of $10.6 million primarily related to the amendment of Hampshire’s lease for its New York City corporate headquarters announced on June 18, 2015.

Second Quarter 2015 Business Overview

Sales for the second quarter of 2015 were significantly higher than the prior year driven by an increase in Hampshire Brands’ volume coupled with higher selling prices as a result of a change in sales mix. The James Campbell brand, acquired in February 2014 contributed $3.3 million in sales, up from $31,000 in the second quarter of 2014 reflecting the successful integration of the business into Hampshire Group’s operations.

Gross profit was $2.9 million, up from $0.7 million in the second quarter of 2014, of which approximately $0.8 million was driven by higher average selling prices and sourcing synergies at Hampshire Brands, and $1.3 million was generated through James Campbell.

Selling, general and administrative expenses decreased to $4.3 million in the second quarter of 2015 from $4.6 million in the prior year quarter, as a result of lower compensation expenses. SG&A as a percentage of sales decreased to 35.4% in the second quarter of 2015 from 123.6% reflecting the higher sales level.

Cash Flow and Financial Position at June 27, 2015:

●	The Company concluded the quarter ended June 27, 2015 with $0.7 million in cash and cash equivalents as compared to $1.8 million as of December 31, 2014.
●	Working capital deficit (excluding assets and liabilities held for sale) was $3.7 million at the conclusion of the quarter ended June 27, 2015 from $9.7 million as of December 31, 2014.
●	The Company had borrowings of $3.0 million on its term loan and $7.6 million on its revolving credit facility.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiary, Hampshire Brands, Inc. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: there is doubt about our ability to continue as a going concern due to the February 29, 2016 maturity date of our credit facility, potentially insufficient liquidity, our history of losses, our stockholders’ deficit and our auditor issuing a going concern opinion for the year ended December 31, 2014; risks from the sale of Rio Garment S.A.; matters related to our Audit Committee investigation; identified material weaknesses in our internal controls; restricted ability to borrow under our credit facility; a prolonged period of depressed consumer spending; use of foreign suppliers for raw materials and manufacture of our products; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; and cyber security risks related to breaches of security pertaining to sensitive company, customer, employee and vendor information.

Company Contact: Benjamin C. Yogel Lead Director, Hampshire Group byogel@mrccapital.com (561) 409-0890	Investor Relations Contact: Fred Buonocore The Equity Group Inc. fbuonocore@equityny.com/(212) 836-9607 www.theequitygroup.com

See Accompanying Tables

Hampshire Group, Limited

Selected Unaudited Financial Data

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Net sales	$12,218	$3,728	$24,820	$9,719
Cost of goods sold	9,271	2,979	18,384	7,664
Gross profit	2,947	749	6,436	2,055
Selling, general and administrative expenses	4,325	4,606	9,499	9,175
Lease litigation settlement	5,284	—	5,284	—
(Gain) loss on lease obligations	(10,590)	82	(10,590)	82
Income (loss) from operations	3,928	(3,939)	2,243	(7,202)
Other income (expense):
Interest expense	(295)	(236)	(661)	(482)
Other, net	343	32	344	21
Income (loss) from continuing operations before income taxes	3,976	(4,143)	1,926	(7,663)
Income tax provision	33	119	93	140
Income (loss) from continuing operations	3,943	(4,262)	1,833	(7,803)
Loss from discontinued operations, net of taxes	(1,479)	(315)	(2,359)	(1,070)
Net income (loss)	$2,464	$(4,577)	$(526)	$(8,873)

Basic income (loss) per share:
Income (loss) from continuing operations	$0.46	$(0.50)	$0.21	$(0.92)
Loss from discontinued operations, net of taxes	(0.17)	(0.04)	(0.27)	(0.13)
Net income (loss)	$0.29	$(0.54)	$(0.06)	$(1.05)

Diluted income (loss)per share:
Income (loss) from continuing operations	$0.46	$(0.50)	$0.21	$(0.92)
Loss from discontinued operations, net of taxes	(0.17)	(0.04)	(0.27)	(0.13)
Net income (loss)	$0.29	$(0.54)	$(0.06)	$(1.05)

Weighted-average number of common shares outstanding:
Basic	8,581	8,475	8,547	8,469
Diluted	8,581	8,475	8,547	8,469

NON-GAAP RECONCILIATON:
Net income (loss)	$2,464	$(4,577)	$(526)	$(8,873)
Interest expense, net	295	236	661	482
Income tax provision	33	119	93	140
Depreciation and amortization	151	302	377	575
EBITDA	2,943	(3,920)	605	(7,676)
Stock-based compensation	140	333	247	670
Lease litigation settlement	5,284	—	5,284	—
(Gain) loss on lease obligations	(10,590)	82	(10,590)	82
Loss from discontinued operations, net of taxes	1,479	315	2,359	1,070
Adjusted EBITDA	$(744)	$(3,190)	$(2,095)	$(5,854)

The Company believes that supplementing its financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP) with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (the “SEC”), provides a more comprehensive understanding of the Company’s results of operations. Such measures include EBITDA and Adjusted EBITDA and should not be considered an alternative to GAAP financial measures, but instead should be read in conjunction with the GAAP financial measures. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2014 and other SEC filings, which advise interested parties of certain factors that may affect the Company’s business.

SELECTED BALANCE SHEET DATA (Unaudited):
(excluding assets and liabilities of discontinued operations)	June 27, 2015	December 31, 2014
Cash and cash equivalents	$734	$1,758
Accounts receivable, net	7,591	11,649
Inventories, net	6,682	8,107
Borrowings under credit facility and notes payable	13,029	19,114
Working capital deficit	(3,712)	(9,702)